Exhibit 99.1

TransDigm Group Incorporated Prices Offering of $500 Million Senior

Subordinated Notes due 2021

Cleveland, Ohio, June 26, 2013 /PRNewswire / — TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG) announced today that on June 25, 2013, its wholly-owned subsidiary, TransDigm Inc. (the “Company”), priced its private offering of $500 million aggregate principal amount of 7.50% senior subordinated notes due 2021 (the “Notes”). The Notes will be issued at a price of 100% of their principal amount. The Notes will be guaranteed by TransDigm Group and all of the Company’s existing and future domestic subsidiaries on a senior subordinated basis. The offering is expected to close on July 1, 2013.

The Company estimates that it will receive net proceeds, after the initial purchasers’ discounts and the payment of fees and expenses, of approximately $488 million from the offering. The Company expects to use the net proceeds from this offering, together with the net proceeds of an additional $900 million incremental term loan due 2020 (comprised of a previously announced $700 million incremental term loan, upsized by $200 million as of June 26, 2013) and cash on hand, to fund a dividend to the holders of its common stock, to make cash dividend equivalent payments under the 2006 Stock Incentive Plan Dividend Equivalent Plan, as amended, and the 2003 Stock Option Plan Dividend Equivalent Plan, as amended, as well as to pay related transaction expenses and for general corporate purposes.

The Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act, applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com